Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Peraso Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share (3)	457(o)
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share (4)	457(o)
Fees to Be Paid	Other	Warrants (5)	457(o)
Fees to Be Paid	Other	Subscription Rights	457(o)
Fees to Be Paid	Other	Units (6)	457(o)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	-	-	$0		0.0001476	$0.00
Fees Previously Paid	-	-	-	-	-	-		-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share (3)	415(a)							S-3	333-258386	August 9, 2021
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share (4)	415(a)(6)							S-3	333-258386	August 9, 2021
Carry Forward Securities	Other	Warrants (5)	415(a)(6)							S-3	333-258386	August 9, 2021
Carry Forward Securities	Other	Subscription Rights	415(a)(6)							S-3	333-258386	August 9, 2021
Carry Forward Securities	Other	Units (6)	415(a)(6)							S-3	333-258386	August 9, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$50,000,000	(7)			S-3	333-258386	August 9, 2021	$5,455
	Total Offering Amounts					$50,000,000			$0
	Total Fees Previously Paid								$5,455
	Total Fee Offsets								-
	Net Fee Due								$0

(1)	The amount to be registered consists of up to $50,000,000 of an indeterminate amount of common stock, preferred stock, warrants, subscription rights and/or units. This registration statement also covers shares of common stock or other securities of the Registrant that may be issued upon exercise of warrants and subscription rights or conversion of preferred stock. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(3)	Includes such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of preferred stock registered hereby, or upon exercise of warrants and/or subscription rights registered hereby, as the case may be.

(4)	Includes such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of preferred stock registered hereby, or upon exercise of warrants and/or subscription rights registered hereby, as the case may be.

(5)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock or preferred stock registered hereby.

(6)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another.

(7)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this registration statement $50,000,000 of unsold securities (the “Unsold Securities”) that have previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-258386) which was initially filed with the Securities and Exchange Commission on August 2, 2021 and became effective on August 9, 2021 (the “Prior Registration Statement”). The Registrant paid a filing fee of $5,455 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.